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                           THE KOLL REAL ESTATE GROUP
                                 RETIREMENT PLAN

                                 PLAN AMENDMENT

     THE KOLL REAL ESTATE GROUP RETIREMENT PLAN, as amended and restated effective August 1, 1992 as the Bolsa Chica Company Retirement Plan, is hereby amended, effective December 31, 1993, as indicated below. All capitalized terms used in this Plan Amendment shall have the meanings assigned to such terms in the Plan, unless otherwise specifically defined in this Plan Amendment.

     1. The name of the Bolsa Chica Company Retirement Plan is hereby officially changed to the Koll Real Estate Group Retirement Plan to reflect the name change of Bolsa Chica Company to Koll Real Estate Group.

     2. Notwithstanding anything to the contrary in the Plan, there shall be no new Participants in the Plan after December 31, 1993, and any Employees who would otherwise commence their participation in the Plan after December 31, 1993 shall not be eligible for such participation and shall not accrue any retirement or other benefits under the Plan. Accordingly, the participant group in the Plan shall be fixed and frozen as of December 31, 1993.

     3. Notwithstanding anything to the contrary in the Plan, no Participant shall accrue any additional retirement benefits under the Plan after December 31, 1993, and the Accrued Benefit of each Participant shall be fixed and frozen on December 31, 1993 on the basis of the Participant's Average Final Compensation (through December 31, 1993), years of Credited Service and Covered Compensation through December 31, 1993. Accordingly, the Normal Retirement Benefit under Section 3.2 of the Plan, the Early Retirement Benefit under
Section 3.4 of the Plan, the Disability Retirement Benefit under Section 3.5 of the Plan, and the Vested Retirement Benefit under Section 3.10 of the Plan which each Participant may have accrued through December 31, 1993 shall be fixed and frozen in accordance with the following principles:

     - The Average Final Compensation of the Participant shall be calculated for a consecutive monthly period under Section 1.7 of the Plan ending no later than December 31, 1993, and no Compensation paid or earned after December 31, 1993 shall be taken into account. Accordingly, the Average Final Compensation of each Participant shall be a fixed dollar amount as of December 31, 1993 which shall not be subsequently adjusted for any Compensation earned or paid after December 31, 1993.

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     -    The Credited Service of each Participant shall, for benefit accrual purposes under the Plan, be fixed and frozen as of December 31, 1993, and no Credited Service shall, for benefit accrual purposes, be earned for any service rendered after December 31, 1993. However, Credited Service may continue to be earned after December 31, 1993, in accordance with the provisions of Section
1.19 of the Plan, solely and exclusively for purposes of the early retirement subsidies available under the Plan as of December 31, 1993 and protected under Internal Revenue Code Section 411(d)(6).

     -    The Covered Compensation of each Participant shall be calculated under
Section 1.18 of the Plan as of December 31, 1993. For purposes of such calculation, it shall be assumed that the Taxable Wage Base for each year in the remainder of the 35-year period applicable to the Participant shall remain at the Taxable Wage Base in effect for that Participant for the 1993 calendar year. Accordingly, the Covered Compensation of each Participant shall be set at a fixed dollar amount as of December 31, 1993 and shall not be adjusted for (i) any Compensation or other remuneration the Participant may in fact earn after December 31, 1993 or (ii) any changes in the Taxable Wage Base for calendar years after the 1993 calendar year.

     4. There is hereby added to Section 3.10 of the Plan new subsection (e) to read as follows:

          (e) If the present value of the Participant's vested Accrued Benefit is zero at the time of his Separation from the Service, then that Participant shall be deemed to have received an immediate distribution of that vested Accrued Benefit on his Severance from Service Date.

     5. Except to the extent specifically modified by this Plan Amendment, all the terms and conditions of the Koll Real Estate Group Retirement Plan, as amended and restated August 1, 1992, shall continue in full force and effect.

     IN WITNESS WHEREOF, KOLL REAL ESTATE GROUP has caused this Plan Amendment to be executed by its duly-authorized officer as of the 8th day of December 1993.

                                        KOLL REAL ESTATE GROUP

                                        BY  /s/
                                            -----------------------------------
                                        TITLE:    EXECUTIVE VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER


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